UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

ZAGG INC

(Exact name of registrant as specified in charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Drive, Suite 500 Midvale, Utah 84047
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On March 7, 2018, ZAGG Inc (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) which reported, among other things, the resignation of Randall L. Hales as President and CEO and as a director of the Company, the appointment of Chris Ahern as the new CEO of the Company, and the appointment of Brian Stech as the new President of the Company. Additionally, the Prior Report reports certain compensation arrangements and employment agreements the Company entered into with Messrs. Ahern and Stech in connection with their appointments. Notwithstanding such disclosures, the Company inadvertently omitted from Item 5.02 of the Prior Report Mr. Ahern’s appointment to the Company’s board of directors (the “Board”), and the approval of a one-time retention bonus to the Company’s CFO. This Amendment No. 1 on Form 8-K/A (the “Amendment”) is being filed to address these inadvertent omissions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
On March 7, 2018, the Board appointed Chris Ahern to the Board to fill the vacancy created by Randy Hales’ resignation. As disclosed in the Prior Report, Mr. Ahern has had no transactions with a related person during the last fiscal year nor during the interim period hereof required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 7, 2018, the Compensation Committee of the Board approved a one-time retention bonus award to Bradley J. Holiday, the Company’s CFO, in the amount of $476,000. The bonus is payable in two equal installments, with the first installment payable on January 2, 2019, and the second installment payable upon filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
Except as set forth above, the Prior Report is otherwise unaffected by this Amendment.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZAGG Inc
By: /s/ BRADLEY J. HOLIDAY
Bradley J. Holiday
Chief Financial Officer

Date: March 8, 2018